Office Properties Income Trust Second Quarter 2024 Financial Results and Supplemental Information July 31, 2024 Seattle, WA Exhibit 99.2

Q2 2024 2 Table of Contents QUARTERLY RESULTS Office Properties Income Trust Announces Second Quarter 2024 Financial Results ......................................................... 4 Second Quarter 2024 Highlights .................................................................................................................................................. 5 FINANCIALS Key Financial Data ......................................................................................................................................................................... 7 Condensed Consolidated Statements of Income (Loss) .......................................................................................................... 8 Condensed Consolidated Balance Sheets ................................................................................................................................. 9 Debt Summary ................................................................................................................................................................................ 10 Debt Maturity Schedule ................................................................................................................................................................. 11 Leverage Ratios, Coverage Ratios and Public Debt Covenants ............................................................................................ 12 Capital Expenditures Summary .................................................................................................................................................... 13 Property Dispositions ..................................................................................................................................................................... 14 Investment in Unconsolidated Joint Venture .............................................................................................................................. 15 PORTFOLIO INFORMATION Summary Same Property Results ............................................................................................................................................... 17 Occupancy and Leasing Summary .............................................................................................................................................. 18 Tenant Diversity and Credit Characteristics ............................................................................................................................... 19 Tenants Representing 1% or More of Total Annualized Rental Income ................................................................................. 20 Lease Expiration Schedule ........................................................................................................................................................... 21 APPENDIX Company Profile and Research Coverage ................................................................................................................................. 23 Governance Information ................................................................................................................................................................ 24 Calculation and Reconciliation of NOI and Cash Basis NOI ................................................................................................... 25 Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI ............................................ 26 Operating Metrics by Collateral Pool ........................................................................................................................................... 27 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ................................................................................................... 28 Calculation of FFO, Normalized FFO and CAD ......................................................................................................................... 29 Non-GAAP Financial Measures and Certain Definitions .......................................................................................................... 30 WARNING CONCERNING FORWARD-LOOKING STATEMENTS ........................................................................................................ 32 Trading Symbols: Common Shares: OPI Senior Unsecured Notes due 2050: OPINL Investor Relations Contact: Kevin Barry, Senior Director (617) 219-1410 kbarry@ opireit.com ir@ opireit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.opireit.com All amounts in this presentation are unaudited. Unless otherwise noted, all data presented in this presentation excludes two properties, which are encumbered by a $50.0 million mortgage note, owned by an unconsolidated joint venture in which OPI owns a 51% interest. See page 15 for information regarding this joint venture and its related mortgage note. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

Q2 2024 3RETURN TO TABLE OF CONTENTS Quarterly Results

Q2 2024 4RETURN TO TABLE OF CONTENTS OFFICE PROPERTIES INCOME TRUST ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS "During the second quarter, we made further progress on addressing our debt maturities and reduced OPI's total debt by nearly $300 million through a private debt exchange. We are under agreement to sell 12 properties for approximately $93.5 million which we hope to close by year end. With respect to leasing, we signed 208,000 square feet of new and renewal leases and finished the quarter with same property portfolio occupancy of approximately 90%. Looking ahead, we remain focused on tenant retention, attracting new tenants to our properties and continuing to evaluate strategies to navigate OPI's upcoming debt maturities." Yael Duffy, President and Chief Operating Officer Newton, MA (July 31, 2024). Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended June 30, 2024. Distribution OPI has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 22, 2024. This distribution will be paid on or about August 15, 2024. Conference Call A conference call discussing OPI's second quarter results will be held on Thursday, August 1, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 328-1172 or (412) 317-5418 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 7665313. A live audio webcast of the conference call will also be available in a listen-only-mode on OPI’s website, at www.opireit.com. The archived webcast will be available for replay on OPI’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of OPI. About Office Properties Income Trust OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of June 30, 2024, approximately 61% of OPI's revenues were from investment grade rated tenants. OPI owned 151 properties as of June 30, 2024, with approximately 20.3 million square feet located in 30 states and Washington, D.C. In 2024, OPI was named as an Energy Star® Partner of the Year for the seventh consecutive year. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of June 30, 2024, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA. For more information, visit opireit.com.

Q2 2024 5RETURN TO TABLE OF CONTENTS Second Quarter 2024 Highlights Portfolio Update • Executed 208,000 square feet of total leases at a weighted average lease term of 4.0 years. • Same property portfolio occupancy of 89.9% as of quarter end and a weighted average lease term of 6.6 years (by annualized revenue). • Subsequent to quarter end, OPI executed a 12.6 year renewal with one of its largest tenants for 554,000 square feet. Financial Results • Net income of $76.2 million, or $1.56 per common share. • Normalized FFO of $33.2 million, or $0.68 per common share. • Same property cash basis NOI of $65.1 million. Investment Activity • Under agreement to sell 12 properties consisting of approximately 1.4 million square feet for an aggregate sales price of $93.5 million, excluding closing costs. Financing Activities • Exchanged an aggregate $865.2 million of outstanding unsecured senior notes due 2025, 2026, 2027 and 2031 for $567.4 million of new 9.0% senior secured notes due 2029 and 1.4 million common shares.

Q2 2024 6RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Selected Income Statement Data:					
Rental income	$ 123,686	$ 139,435	$ 133,773	$ 133,361	$ 133,997
Net income (loss)	$ 76,171	$ (5,184)	$ (37,151)	$ (19,593)	$ (12,242)
NOI	$ 76,046	$ 88,248	$ 80,871	$ 83,698	$ 85,720
Adjusted EBITDAre	$ 71,469	$ 73,799	$ 76,216	$ 78,910	$ 81,013
FFO	$ 258,969	$ 48,183	$ 44,590	$ 33,269	$ 42,532
Normalized FFO	$ 33,171	$ 38,317	$ 45,872	$ 49,404	$ 53,713
CAD	$ (1,079)	$ 22,340	$ 8,560	$ 17,353	$ 15,782
Rolling four quarter CAD	$ 47,174	$ 64,035	$ 72,873	$ 74,113	$ 84,832
Per Common Share Data (basic and diluted):					
Net income (loss)	$ 1.56	$ (0.11)	$ (0.77)	$ (0.41)	$ (0.25)
FFO	$ 5.32	$ 0.99	$ 0.92	$ 0.69	$ 0.88
Normalized FFO	$ 0.68	$ 0.79	$ 0.95	$ 1.02	$ 1.11
CAD	$ (0.02)	$ 0.46	$ 0.18	$ 0.36	$ 0.33
Rolling four quarter CAD	$ 0.97	$ 1.32	$ 1.51	$ 1.54	$ 1.76
Dividends:					
Annualized dividends paid per common share during the period	$ 0.04	$ 0.04	$ 1.00	$ 1.00	$ 1.00
Annualized dividend yield (at end of period)	2.0%	2.0%	13.7%	24.4%	13.0%
Annualized normalized FFO payout ratio	1.5%	1.3%	26.3%	24.5%	22.5%
Rolling four quarter CAD payout ratio [1]	4.1%	3.0%	65.8%	64.9%	56.8%
Selected Balance Sheet Data:					
Total gross assets	$ 4,410,554	$ 4,637,482	$ 4,639,848	$ 4,672,646	$ 4,633,357
Total assets	$ 3,799,856	$ 3,957,930	$ 3,989,669	$ 4,044,990	$ 4,027,568
Total liabilities	$ 2,470,157	$ 2,707,566	$ 2,733,990	$ 2,740,357	$ 2,691,613
Total shareholders' equity	$ 1,329,699	$ 1,250,364	$ 1,255,679	$ 1,304,633	$ 1,335,955

	As of 6/30/2024
Capitalization:	
Total common shares (at end of period)	50,258,636
Closing price (at end of period)	$ 2.04
Equity market capitalization (at end of period)	$ 102,528
Debt (principal balance)	2,319,530
Total market capitalization	$ 2,422,058
Liquidity:	
Cash and cash equivalents	$ 13,498
Availability under $325,000 secured revolving credit facility [2]	147,000
Total liquidity	$ 160,498

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.
(2) Availability under OPI's secured revolving credit facility is subject to ongoing minimum performance and market values of the collateral properties and meeting required financial covenants.

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Q2 2024 7

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Rental income	$ 123,686	$ 133,997	$ 263,121	$ 266,419
Expenses:				
Real estate taxes	14,727	15,901	30,436	31,234
Utility expenses	5,762	5,742	13,913	13,002
Other operating expenses	27,151	26,634	54,478	52,691
Depreciation and amortization	50,391	51,601	100,732	103,293
Loss on impairment of real estate	131,732	–	131,732	–
Transaction related costs [1]	–	11,181	233	14,399
General and administrative	5,290	5,785	10,934	11,710
Total expenses	235,053	116,844	342,458	226,329
(Loss) gain on sale of real estate	(64)	(2,305)	(2,448)	243
Interest and other income	226	337	1,583	501
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $3,634, $2,327, $7,078 and $4,532 respectively)	(38,349)	(26,525)	(73,825)	(51,756)
Gain on early extinguishment of debt	225,798	–	225,373	–
Income (loss) before income tax benefit (expense) and equity in net losses of investees	76,244	(11,340)	71,346	(10,922)
Income tax benefit (expense)	107	(211)	51	(241)
Equity in net losses of investees	(180)	(691)	(410)	(1,525)
Net income (loss)	$ 76,171	$ (12,242)	$ 70,987	$ (12,688)
Weighted average common shares outstanding (basic and diluted)	48,648	48,354	48,557	48,345
Per common share amounts (basic and diluted):				
Net income (loss)	$ 1.56	$ (0.25)	$ 1.45	$ (0.27)
Additional Data:				
General and administrative expenses / total assets (at end of period)	0.14%	0.14%	0.29%	0.29%
Non-cash straight line rent adjustments included in rental income	$ 7,563	$ 4,256	$ 14,942	$ 8,429
Lease value amortization included in rental income	$ 56	$ 61	$ 89	$ 140
Lease termination fees included in rental income	$ 200	$ 1,485	$ 12,645	$ 1,584
Non-cash amortization included in other operating expenses	$ 121	$ 121	$ 242	$ 242
Non-cash amortization included in general and administrative expenses	$ 151	$ 151	$ 302	$ 302


Phoenix, AZ

(1) Consists of costs related to OPI's evaluation of potential transactions, including costs incurred in connection with OPI's terminated merger with Diversified Healthcare Trust and related financings.

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Q2 2024 8

Q2 2024 9RETURN TO TABLE OF CONTENTS June 30, December 31, 2024 2023 ASSETS Real estate properties: Land $ 750,591 $ 786,310 Buildings and improvements 3,031,469 3,279,369 Total real estate properties, gross 3,782,060 4,065,679 Accumulated depreciation (610,698) (650,179) Total real estate properties, net 3,171,362 3,415,500 Assets of properties held for sale 117,815 37,310 Investments in unconsolidated joint ventures 17,718 18,128 Acquired real estate leases, net 225,312 263,498 Cash and cash equivalents 13,498 12,315 Restricted cash 20,889 14,399 Rents receivable 140,505 133,264 Deferred leasing costs, net 83,481 86,971 Other assets, net 9,276 8,284 Total assets $ 3,799,856 $ 3,989,669 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured debt, net $ 987,272 $ 2,400,478 Secured debt, net 1,320,571 172,131 Liabilities of properties held for sale 3,318 2,525 Accounts payable and other liabilities 142,443 140,166 Due to related persons 5,991 7,025 Assumed real estate lease obligations, net 10,562 11,665 Total liabilities 2,470,157 2,733,990 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 50,258,636 and 48,755,415 shares issued and outstanding, respectively 503 488 Additional paid in capital 2,625,486 2,621,493 Cumulative net income 171,161 100,174 Cumulative common distributions (1,467,451) (1,466,476) Total shareholders’ equity 1,329,699 1,255,679 Total liabilities and shareholders’ equity $ 3,799,856 $ 3,989,669 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) Chicago, IL

Debt Summary

OFFICE PROPERTIES INCOME TRUST

As of June 30, 2024
(dollars in thousands)

	Coupon Rate [4]	Interest Rate [5]	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$325,000 secured revolving credit facility [1]	8.910%	8.910%	$ 178,000	1/29/2027	$ 178,000	2.6
$100,000 secured term loan [1]	8.910%	8.910%	100,000	1/29/2027	100,000	2.6
Subtotal / weighted average	8.910%	8.910%	278,000		278,000	2.6
Secured Fixed Rate Debt:						
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	4.0
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	4.0
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	4.3
Senior secured notes due 2029 [2]	9.000%	10.589%	300,000	3/31/2029	300,000	4.8
Senior secured notes due 2029 [3]	9.000%	9.000%	567,429	9/30/2029	567,429	5.3
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	9.0
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	9.0
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	9.2
Subtotal / weighted average	8.795%	9.251%	1,044,749		1,043,174	5.2
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2025 [3]	4.500%	4.521%	499,154	2/1/2025	499,154	0.6
Senior unsecured notes due 2026 [3]	2.650%	2.815%	140,488	6/15/2026	140,488	2.0
Senior unsecured notes due 2027 [3]	2.400%	2.541%	80,784	2/1/2027	80,784	2.6
Senior unsecured notes due 2031 [3]	3.450%	3.550%	114,355	10/15/2031	114,355	7.3
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	26.0
Subtotal / weighted average	4.253%	4.310%	996,781		996,781	5.9
Total / weighted average	6.857%	7.087%	$2,319,530		$2,317,955	5.2

(1) OPI's secured revolving credit facility and term loan are governed by an amended and restated credit agreement, or the Credit Agreement. OPI is required to pay interest under the Credit Agreement at a rate of SOFR plus a margin of 350 basis points. OPI also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under its secured revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, OPI can extend the maturity date of the secured revolving credit facility by one year. The Credit Agreement is secured by first mortgage liens on 19 properties. See Page 27 for additional information regarding these collateral properties.

(2) These notes are guaranteed by certain of OPI's subsidiaries and secured by first mortgage liens on 17 properties. See Page 27 for additional information regarding these collateral properties.

(3) In June 2024, OPI issued $567,429 of 9.000% senior secured notes, or the New 2029 Notes, in exchange for an aggregate of $865,219 of senior unsecured notes, which consisted of (i) $150,846 of senior unsecured notes due 2025, (ii) $159,512 of senior unsecured notes due 2026, (iii) $269,216 of senior unsecured notes due 2027 and (iv) $285,645 of senior unsecured notes due 2031, or the Senior Note Exchange. The New 2029 Notes are secured by first mortgage liens on 19 properties and second mortgage liens on the 19 properties that secure the Credit Agreement. See Page 27 for additional information regarding these collateral properties.

(4) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(5) Includes the effect of discounts and premiums on senior notes. Excludes the effect of debt issuance costs amortization.

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Q2 2024 10

Q2 2024 11RETURN TO TABLE OF CONTENTS $499,154 $140,488 $80,784 $276,355 $278,000 $123,487 $867,708 $53,554 Unsecured Fixed Rate Debt Secured Floating Rate Debt Secured Fixed Rate Debt 2024 2025 2026 2027 2028 2029 2030 and thereafter $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Debt Maturity Schedule As of June 30, 2024 (dollars in thousands) Fixed vs. Variable Rate Debt Fixed 88.0% Variable 12.0% Secured vs. Unsecured Debt Unsecured 43.0% Secured 57.0%

Leverage Ratios, Coverage Ratios and Public Debt Covenants

	As of and for the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Leverage Ratios:					
Net debt / total gross assets	52.3%	56.2%	55.6%	54.9%	54.7%
Net debt / gross book value of real estate assets	45.7%	50.1%	49.3%	49.1%	48.9%
Secured debt / total assets	34.8%	19.4%	4.4%	4.4%	2.7%
Variable rate debt / net debt	12.1%	11.1%	7.9%	7.8%	9.5%
Coverage Ratios:					
Rolling four quarter Adjusted EBITDAre / rolling four quarter interest expense [1]	2.3x	2.6x	2.8x	3.0x	3.1x
Net debt / rolling four quarter Adjusted EBITDAre	7.7x	8.4x	8.2x	8.1x	7.9x
Public Debt Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt (minimum 150.0%)	237.1%	178.1%	205.9%	206.2%	206.2%
Incurrence Covenants					
Total debt / adjusted total assets (maximum 60.0%)	45.5%	49.6%	48.8%	48.5%	48.4%
Secured debt / adjusted total assets (maximum 40.0%)	26.0%	14.5%	3.3%	3.3%	2.0%
Consolidated income available for debt service / debt service (minimum 1.50x)	1.8x	2.3x	2.8x	2.9x	3.0x


Atlanta, GA

(1) Adjusted to give effect of the Senior Note Exchange, rolling four quarter Adjusted EBITDAre to rolling four quarter interest expense was 1.9x for the period ended June 30, 2024.

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Q2 2024 12

Q2 2024 13RETURN TO TABLE OF CONTENTS For the Three Months Ended 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 Lease related costs $ 25,965 $ 16,768 $ 18,497 $ 15,677 $ 28,252 Building improvements 4,085 4,474 10,877 8,516 5,355 Recurring capital expenditures 30,050 21,242 29,374 24,193 33,607 Development, redevelopment and other activities (1) 3,862 6,911 19,371 28,326 40,435 Total capital expenditures $ 33,912 $ 28,153 $ 48,745 $ 52,519 $ 74,042 Average rentable sq. ft. during period 20,293 20,417 20,623 20,745 20,840 Building improvements per average sq. ft. during period $ 0.20 $ 0.22 $ 0.53 $ 0.41 $ 0.26 Capital Expenditures Summary (dollars and sq. ft. in thousands, except per sq. ft. data) (1) Includes capitalized interest and other operating costs of $8,340 since April 1, 2023. Capital Expenditures Summary Seattle, WA

Q2 2024 14RETURN TO TABLE OF CONTENTS Dispositions: Date Sold Location Number of Properties Sq. Ft. Gross Sales Price Gross Sales Price Per Sq. Ft. 3/21/2024 Chicago, IL 1 248 $ 38,500 $ 155.24 Property Dispositions Since January 1, 2024 (dollars and sq. ft. in thousands, except per sq. ft. data) Indianapolis, IN

Investment in Unconsolidated Joint Venture

As of June 30, 2024
(dollars and sq. ft. in thousands)

Unconsolidated Joint Venture: [1]

Joint Venture	OPI Ownership	OPI Investment	Number of Properties	Location	Sq. Ft.	Occupancy	Weighted Average Remaining Lease Term [2]
Prosperity Metro Plaza	51%	$ 17,718	2	Fairfax, VA	346	70.7%	3.4 years

Outstanding Unconsolidated Debt:

Joint Venture	OPI Ownership	Interest Rate [3]	Maturity Date	Principal Balance	Annualized Debt Service	Principal Balance at Maturity	OPI Share of Principal Balance [4]
Prosperity Metro Plaza [5]	51%	4.090%	12/1/2029	$ 50,000	$ 2,045	$ 45,246	$ 25,500

Results of Operations - Prosperity Metro Plaza: [6]

	For the Three Months Ended June 30, 2024	For the Six Months Ended June 30, 2024
Equity in losses	$ (180)	$ (410)
Depreciation and amortization	611	1,253
Other expenses, net [7]	229	461
NOI	660	1,304
Lease value amortization included in rental income [8]	(1)	(2)
Non-cash straight line rent adjustments included in rental income [8]	(36)	(72)
Cash Basis NOI	$ 623	$ 1,230

(1) In June 2024, the non-recourse mortgage lender to OPI's 1750 H Street NW joint venture completed a foreclosure of the property and the joint venture no longer has an economic interest in the property.
(2) Lease term is weighted based on annualized rental income.
(3) Includes the effect of mark to market accounting.
(4) Reflects OPI's proportionate share of the principal debt balance based on its ownership percentage of the joint venture; none of the debt is recourse to OPI.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects OPI's proportionate share of operating results based on its ownership percentage of the joint venture.
(7) Includes interest expense, net of other income.
(8) OPI's unconsolidated joint venture reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint venture by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

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Q2 2024 15

Q2 2024 16RETURN TO TABLE OF CONTENTS Portfolio Information

Q2 2024 17RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Six Months Ended 6/30/2024 6/30/2023 6/30/2024 6/30/2023 Properties (end of period) 131 131 131 131 Rentable sq. ft. 17,326 17,313 17,326 17,313 Percent leased 89.9% 95.3% 89.9% 95.3% Rental income $ 111,366 $ 118,411 $ 225,059 $ 235,403 Same Property NOI $ 69,839 $ 76,954 $ 139,832 $ 152,364 Same Property Cash Basis NOI $ 65,144 $ 70,569 $ 129,460 $ 141,023 Same Property NOI % margin 62.7% 65.0% 62.1% 64.7% Same Property Cash Basis NOI % margin 61.0% 62.9% 60.3% 62.9% Same Property NOI % change (9.2%) (8.2%) Same Property Cash Basis NOI % change (7.7%) (8.2%) Summary Same Property Results (dollars and sq. ft. in thousands) Washington, D.C.

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024
Properties (end of period)	151	151	152	154	155	151
Rentable sq. ft.	20,293	20,293	20,541	20,705	20,784	20,293
Percentage leased	83.5%	85.6%	86.9%	89.9%	90.6%	83.5%
Leasing Activity (sq. ft.):						
New leases	24	45	11	104	196	69
Renewals	184	443	185	482	517	627
Total	208	488	196	586	713	696
% Change in GAAP Rent: [(1)]						
New leases	(22.2%)	(18.7%)	(13.7%)	1.9%	6.1%	(19.6%)
Renewals	0.2%	18.4%	1.5%	(3.7%)	2.8%	8.4%
Total	(1.5%)	10.2%	0.6%	(2.7%)	3.7%	4.3%
Weighted Average Lease Term by Sq. Ft. (years):						
New leases	3.7	6.1	7.3	9.5	8.9	5.3
Renewals	4.0	9.6	7.0	6.9	10.8	8.0
Total	4.0	9.3	7.0	7.4	10.3	7.7
Leasing Cost and Concession Commitments:						
New leases	$ 687	$ 2,826	$ 913	$ 13,623	$ 15,894	$ 3,513
Renewals	3,295	8,151	6,545	11,736	24,744	11,446
Total	$ 3,982	$ 10,977	$ 7,458	$ 25,359	$ 40,638	$ 14,959
Leasing Cost and Concession Commitments per Sq. Ft.:						
New leases	$ 29.29	$ 63.01	$ 83.83	$ 131.54	$ 81.10	$ 51.43
Renewals	$ 17.89	$ 18.38	$ 35.37	$ 24.36	$ 47.87	$ 18.24
Total	$ 19.18	$ 22.48	$ 38.06	$ 43.33	$ 57.01	$ 21.50
Leasing Cost and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 7.90	$ 10.29	$ 11.46	$ 13.84	$ 9.08	$ 9.72
Renewals	$ 4.45	$ 1.92	$ 5.06	$ 3.53	$ 4.42	$ 2.29
Total	$ 4.81	$ 2.42	$ 5.43	$ 5.89	$ 5.53	$ 2.79

(1) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

This leasing summary is based on leases entered during the periods indicated.

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Q2 2024 18

Q2 2024 19RETURN TO TABLE OF CONTENTS Investment Grade 60.8% Not Rated 34.1% Non-Investment Grade 5.1% Percentage of Total Annualized Rental Income Tenant Credit Characteristics (4) (3) Tenant Industry Tenant Diversity and Credit Characteristics As of June 30, 2024 (1) (1) Includes state governments and municipalities. US Government: 19.3% Real Estate & Financials: 16.9% Technology & Communications: 14.5% Legal & Other Professional Services: 13.8% Manufacturing & Transportation: 10.8% Other Government: 7.7% Government Contractors: 7.4% Life Sciences and Medical: 3.1% Hospitality: 2.4% Other: 2.3% Energy Services: 1.8% (1)

Tenants Representing 1% or More of Total Annualized Rental Income

As of June 30, 2024
(dollars and sq. ft. in thousands)

	Tenant	Credit Rating	Sq. Ft.	% of Leased Sq. Ft.	Annualized Rental Income	% of Total Annualized Rental Income
1	U.S. Government	Investment Grade	3,277	19.3%	$ 93,349	19.3%
2	Alphabet Inc. (Google)	Investment Grade	386	2.3%	23,004	4.8%
3	Shook, Hardy & Bacon L.L.P.	Not Rated	596	3.5%	19,604	4.1%
4	IG Investments Holdings LLC	Not Rated	339	2.0%	18,319	3.8%
5	Bank of America Corporation [1]	Investment Grade	577	3.4%	16,893	3.5%
6	State of California	Investment Grade	467	2.8%	14,086	2.9%
7	Northrop Grumman Corporation	Investment Grade	337	2.0%	10,781	2.2%
8	Sonesta International Hotels Corporation	Not Rated	234	1.4%	10,404	2.2%
9	State of Georgia	Investment Grade	308	1.8%	7,713	1.6%
10	Sonoma Biotherapeutics, Inc.	Not Rated	84	0.5%	7,189	1.5%
11	PNC Bank	Investment Grade	441	2.6%	7,019	1.5%
12	Allstate Insurance Corporation	Investment Grade	468	2.8%	6,486	1.3%
13	Automatic Data Processing, Inc.	Investment Grade	289	1.7%	6,346	1.3%
14	Open Text Corporation	Non Investment Grade	190	1.1%	6,178	1.3%
15	Compass Group plc	Investment Grade	267	1.6%	6,076	1.3%
16	Church & Dwight Co., Inc.	Investment Grade	250	1.5%	6,048	1.3%
17	Leidos Holdings Inc.	Investment Grade	159	0.9%	5,962	1.2%
18	Primerica, Inc.	Investment Grade	344	2.0%	5,734	1.2%
19	Science Applications International Corp	Non Investment Grade	159	0.9%	5,254	1.1%
20	BAE Systems plc	Investment Grade	165	1.0%	4,892	1.0%
21	Rocky Mountain University of Health Professions, Inc.	Not Rated	170	1.0%	4,862	1.0%
			9,507	56.1%	$ 286,199	59.4%

(1) In July 2024, OPI extended the lease term through 2037 for 554 square feet with this tenant.

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Q2 2024 20

Q2 2024 21RETURN TO TABLE OF CONTENTS Year (1) Number of Leases Expiring Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 43 1,806 10.7% 10.7% $ 44,936 9.3% 9.3% 2025 42 1,957 11.6% 22.3% 46,655 9.7% 19.0% 2026 (2) 40 1,454 8.6% 30.9% 40,215 8.3% 27.3% 2027 37 1,901 11.2% 42.1% 49,898 10.3% 37.6% 2028 18 659 3.9% 46.0% 31,137 6.4% 44.0% 2029 37 1,163 6.9% 52.9% 35,642 7.4% 51.4% 2030 29 1,037 6.1% 59.0% 28,081 5.8% 57.2% 2031 19 1,027 6.1% 65.1% 29,647 6.1% 63.3% 2032 14 377 2.2% 67.3% 13,907 2.9% 66.2% 2033 and thereafter 52 5,562 32.7% 100.0% 162,940 33.8% 100.0% Total 331 16,943 100.0% $ 483,058 100.0% Weighted average remaining lease term (in years) 6.1 6.6 (1) The year of lease expiration is pursuant to current contract terms. (2) In July 2024, OPI extended the lease term through 2037 for a tenant that leases 554 square feet representing $16,210 in annualized rental income as of June 30, 2024. Lease Expiration Schedule As of June 30, 2024 (dollars and sq. ft. in thousands) Plano, TX

Q2 2024 22RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

OFFICE PROPERTIES INCOME TRUST

The Company:
OPI is included in 150 market indices and comprises more than 1% of the following indices as of June 30, 2024: Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), BI North America Office REIT Valuation Peers (BROFFRTV), Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV) and Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC).

Management:
OPI is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2024, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 20,000 employees. OPI believes that being managed by RMR is a competitive advantage for OPI because of RMR's depth of management and experience in the real estate industry. OPI also believes RMR provides management services to it at costs that are lower than OPI would have to pay for similar quality services if OPI were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@ brileyfin.com
(646) 885-5423

Morgan Stanley
Ronald Kamdem
ronald.kamdem@ morganstanley.com
(212) 296-8319

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
Christian.Azzi@ moodys.com
(212) 553-9342

S&P Global
Alan Zigman
alan.zigman@ spglobal.com
(416) 507-2556

OPI is followed by the analysts and its credit is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding OPI's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of OPI or its management. OPI does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Q2 2024 23

Q2 2024 24RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Donna D. Fraiche Barbara D. Gilmore John L. Harrington Independent Trustee Independent Trustee Independent Trustee William A. Lamkin Elena B. Poptodorova Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Mark A. Talley Jennifer B. Clark Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Yael Duffy Brian E. Donley President and Chief Operating Officer Chief Financial Officer and Treasurer Washington, D.C.

Calculation and Reconciliation of NOI and Cash Basis NOI

OFFICE PROPERTIES INCOME TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 123,686	$ 139,435	$ 133,773	$ 133,361	$ 133,997	$ 263,121	$ 266,419
Property operating expenses	(47,640)	(51,187)	(52,902)	(49,663)	(48,277)	(98,827)	(96,927)
NOI	76,046	88,248	80,871	83,698	85,720	164,294	169,492
Non-cash straight line rent adjustments included in rental income	(7,563)	(7,379)	(9,074)	(8,691)	(4,256)	(14,942)	(8,429)
Lease value amortization included in rental income	(56)	(33)	(56)	(56)	(61)	(89)	(140)
Lease termination fees included in rental income	(200)	(12,445)	(1,554)	(1,576)	(1,485)	(12,645)	(1,584)
Non-cash amortization included in property operating expenses	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Cash Basis NOI	$ 68,106	$ 68,270	$ 70,066	$ 73,254	$ 79,797	$ 136,376	$ 159,097
Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:							
Net income (loss)	$ 76,171	$ (5,184)	$ (37,151)	$ (19,593)	$ (12,242)	$ 70,987	$ (12,688)
Equity in net losses of investees	180	230	741	765	691	410	1,525
Loss on impairment of equity method investment	–	–	19,183	–	–	–	–
Income tax (benefit) expense	(107)	56	15	95	211	(51)	241
Income (loss) before income tax (benefit) expense and equity in net losses of investees	76,244	(4,898)	(17,212)	(18,733)	(11,340)	71,346	(10,922)
(Gain) loss on early extinguishment of debt	(225,798)	425	–	–	–	(225,373)	–
Interest expense	38,349	35,476	30,056	28,835	26,525	73,825	51,756
Interest and other income	(226)	(1,357)	(257)	(281)	(337)	(1,583)	(501)
Loss (gain) on sale of real estate	64	2,384	(3,293)	(244)	2,305	2,448	(243)
General and administrative	5,290	5,644	5,301	5,720	5,785	10,934	11,710
Transaction related costs	–	233	1,282	16,135	11,181	233	14,399
Loss on impairment of real estate	131,732	–	11,299	–	–	131,732	–
Depreciation and amortization	50,391	50,341	53,695	52,266	51,601	100,732	103,293
NOI	76,046	88,248	80,871	83,698	85,720	164,294	169,492
Non-cash amortization included in property operating expenses	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Lease termination fees included in rental income	(200)	(12,445)	(1,554)	(1,576)	(1,485)	(12,645)	(1,584)
Lease value amortization included in rental income	(56)	(33)	(56)	(56)	(61)	(89)	(140)
Non-cash straight line rent adjustments included in rental income	(7,563)	(7,379)	(9,074)	(8,691)	(4,256)	(14,942)	(8,429)
Cash Basis NOI	$ 68,106	$ 68,270	$ 70,066	$ 73,254	$ 79,797	$ 136,376	$ 159,097



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Q2 2024 25

Q2 2024 26RETURN TO TABLE OF CONTENTS For the Three Months Ended For the Six Months Ended 6/30/2024 6/30/2023 6/30/2024 6/30/2023 Reconciliation of NOI to Same Property NOI: Rental income $ 123,686 $ 133,997 $ 263,121 $ 266,419 Property operating expenses (47,640) (48,277) (98,827) (96,927) NOI 76,046 85,720 164,294 169,492 Less: NOI of properties not included in same property results (6,207) (8,766) (24,462) (17,128) Same Property NOI $ 69,839 $ 76,954 $ 139,832 $ 152,364 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 69,839 $ 76,954 $ 139,832 $ 152,364 Add: Lease value amortization included in rental income (56) (142) (156) (307) Less: Non-cash straight line rent adjustments included in rental income (4,353) (4,673) (9,643) (9,280) Lease termination fees included in rental income (200) (1,485) (400) (1,584) Non-cash amortization included in property operating expenses (86) (85) (173) (170) Same Property Cash Basis NOI $ 65,144 $ 70,569 $ 129,460 $ 141,023 Reconciliation and Calculation of Same Property NOI and Same Property Cash Basis NOI (dollars in thousands) Provo, UT

Operating Metrics by Collateral Pool

OFFICE PROPERTIES INCOME TRUST

As of June 30, 2024
(dollars and sq. ft. in thousands)

	Number of Properties	Sq. Ft.	Sq. Ft. Expiring Through December 31, 2025 [1]	Occupancy	Weighted Average Remaining Lease Term	Annualized Rental Income	Trailing Twelve Months NOI	Trailing Twelve Months Cash Basis NOI	Unspent Leasing Related Obligations	Gross Book Value of Real Estate Assets
Secured Properties:										
Credit Agreement [3]	19	3,603	216	98.5%	7.3	$ 117,909	$ 71,607	$ 58,898	$ 38,009	$ 1,001,437
$300M Senior Notes 2029	17	2,126	57	98.5%	9.5	69,667	44,432	36,457	11,522	618,644
$567M Senior Notes 2029 [2][3]	19	3,208	155	83.6%	5.1	65,759	39,648	33,971	10,250	715,986
Mortgage Notes	7	1,334	–	100.0%	11.9	32,988	25,304	21,939	9,756	303,643
Subtotal Secured	62	10,271	428	94.0%	7.9	286,323	180,991	151,265	69,537	2,639,710
Unsecured Properties [1]	74	8,058	2,609	77.4%	4.9	172,403	108,405	102,029	10,988	2,135,888
Properties Held for Sale	15	1,964	726	53.4%	2.5	24,332	20,144	21,293	124	274,455
Sold Properties	–	–	–	–	–	–	19,323	5,109	–	–
Total / Weighted Average	151	20,293	3,763	83.5%	6.6	$ 483,058	$ 328,863	$ 279,696	$ 80,649	$ 5,050,053

(1) Of the total square feet expiring through December 31, 2025, 2,968 square feet is not expected to be renewed, of which 2,130 square feet relate to unsecured properties.
(2) Adjusted for a lease extension through 2037 executed in July 2024 with a tenant that leases 554 rentable square feet representing $16,210 of annualized rental income, the weighted average lease term for the properties securing OPI's $567 million senior notes due 2029 was 7.9 years.
(3) The $567 million senior notes due 2029 are also secured by second mortgage liens on the 19 properties securing the Credit Agreement.

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Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net income (loss)	$ 76,171	$ (5,184)	$ (37,151)	$ (19,593)	$ (12,242)	$ 70,987	$ (12,688)
Add (less): Interest expense	38,349	35,476	30,056	28,835	26,525	73,825	51,756
Income tax (benefit) expense	(107)	56	15	95	211	(51)	241
Depreciation and amortization	50,391	50,341	53,695	52,266	51,601	100,732	103,293
EBITDA	164,804	80,689	46,615	61,603	66,095	245,493	142,602
Add (less): Loss on impairment of real estate	131,732	–	11,299	–	–	131,732	–
Loss (gain) on sale of real estate	64	2,384	(3,293)	(244)	2,305	2,448	(243)
Equity in losses of unconsolidated joint ventures	180	230	741	765	691	410	1,525
Loss on impairment of equity method investment	–	–	19,183	–	–	–	–
EBITDA*re*	296,780	83,303	74,545	62,124	69,091	380,083	143,884
Add (less): Transaction related costs	–	233	1,282	16,135	11,181	233	14,399
General and administrative expense paid in common shares [1]	487	362	389	651	741	849	1,217
(Gain) loss on early extinguishment of debt	(225,798)	425	–	–	–	(225,373)	–
Lease termination fees for sold property	–	(10,524)	–	–	–	(10,524)	–
Adjusted EBITDA*re*	$ 71,469	$ 73,799	$ 76,216	$ 78,910	$ 81,013	$ 145,268	$ 159,500

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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Q2 2024 28

Calculation of FFO, Normalized FFO and CAD

(amounts in thousands, except per share data)	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net income (loss)	$ 76,171	$ (5,184)	$ (37,151)	$ (19,593)	$ (12,242)	$ 70,987	$ (12,688)
Add (less): Depreciation and amortization:							
Consolidated properties	50,391	50,341	53,695	52,266	51,601	100,732	103,293
Unconsolidated joint venture properties	611	642	857	840	868	1,253	1,698
Loss on impairment of real estate	131,732	–	11,299	–	–	131,732	–
Loss on impairment of equity method investment	–	–	19,183	–	–	–	–
Loss (gain) on sale of real estate	64	2,384	(3,293)	(244)	2,305	2,448	(243)
FFO	258,969	48,183	44,590	33,269	42,532	307,152	92,060
Add (less): Transaction related costs	–	233	1,282	16,135	11,181	233	14,399
(Gain) loss on early extinguishment of debt	(225,798)	425	–	–	–	(225,373)	–
Lease termination fees for sold property	–	(10,524)	–	–	–	(10,524)	–
Normalized FFO	33,171	38,317	45,872	49,404	53,713	71,488	106,459
Add (less): Non-cash expenses [(1)]	216	(879)	(1,093)	(1,312)	(2,157)	(663)	(4,059)
Depreciation and amortization - unconsolidated joint ventures	(611)	(642)	(857)	(840)	(868)	(1,253)	(1,698)
Equity in net losses of investees	180	230	741	765	691	410	1,525
Non-cash straight line rent adjustments included in rental income	(7,563)	(7,379)	(9,074)	(8,691)	(4,256)	(14,942)	(8,429)
Lease value amortization included in rental income	(56)	(33)	(56)	(56)	(61)	(89)	(140)
Net amortization of debt premiums, discounts and issuance costs	3,634	3,444	2,401	2,276	2,327	7,078	4,532
Lease termination fees for sold property	–	10,524	–	–	–	10,524	–
Recurring capital expenditures	(30,050)	(21,242)	(29,374)	(24,193)	(33,607)	(51,292)	(51,230)
CAD	$ (1,079)	$ 22,340	$ 8,560	$ 17,353	$ 15,782	$ 21,261	$ 46,960
Weighted average common shares outstanding (basic and diluted)	48,648	48,466	48,463	48,403	48,354	48,557	48,345
Per common share amounts (basic and diluted):							
Net income (loss)	$ 1.56	$ (0.11)	$ (0.77)	$ (0.41)	$ (0.25)	$ 1.45	$ (0.27)
FFO	$ 5.32	$ 0.99	$ 0.92	$ 0.69	$ 0.88	$ 6.33	$ 1.90
Normalized FFO	$ 0.68	$ 0.79	$ 0.95	$ 1.02	$ 1.11	$ 1.47	$ 2.20
CAD	$ (0.02)	$ 0.46	$ 0.18	$ 0.36	$ 0.33	$ 0.44	$ 0.97

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and certain other non-cash items.

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Q2 2024 29

Non-GAAP Financial Measures and Certain Definitions

OFFICE PROPERTIES INCOME TRUST

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 25 and Same Property NOI and Same Property Cash Basis NOI as shown on page 26. OPI defines NOI as income from OPI's rental of real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 28. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint venture. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 28 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 29. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 29 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 29. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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Q2 2024 30

Q2 2024 31RETURN TO TABLE OF CONTENTS Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and exclude depreciation and amortization, accounts receivable and intangible assets, as defined in OPI's debt agreements. Unencumbered assets is calculated as adjusted total assets for properties not securing debt. Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of June 30, 2024, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on early extinguishment of debt, gains and losses on sales of properties and equity in earnings of OPI's unconsolidated joint venture and including distributions from OPI's unconsolidated joint venture, if any, determined together with debt service for the period presented. Development, redevelopment and other activities generally include capital expenditure projects that reposition a property or result in new sources of revenue. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost calculated in accordance with GAAP, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 52.3% of annualized rental income as of June 30, 2024 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 8.5% of annualized rental income as of June 30, 2024 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Lease related costs generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leased square feet is pursuant to leases existing as of June 30, 2024, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Leasing cost and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. REIT is real estate investment trust. Rentable square feet represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended June 30, 2024 is based on properties OPI owned continuously since April 1, 2023; excludes 15 properties classified as held for sale, five properties affected by significant redevelopment activities and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same properties for the six months ended June 30, 2024 is based on properties OPI owned continuously since January 1, 2023; excludes 15 properties classified as held for sale, five properties affected by significant redevelopment activities and two properties owned by an unconsolidated joint venture in which OPI owns a 51% interest. Same property cash basis NOI % margin is Same Property Cash Basis NOI as a percentage of same property cash basis rental income. Cash basis rental income excludes non-cash straightline rent adjustments, the net effect of non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. Same property NOI % margin is Same Property NOI as a percentage of same property rental income. SOFR is the secured overnight financing rate. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income. Non-GAAP Financial Measures and Certain Definitions (Continued)

Q2 2024 32RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: OPI's tenant retention and future leasing activity and the demand for office space; OPI's leverage levels, debt maturities and possible future financings; OPI's pending or potential dispositions; and the amount and timing of future distributions. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward- looking statements include, but are not limited to, the following: OPI's ability to make required payments on debt or refinance debts as they mature or otherwise become due; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and its ability to obtain new debt or equity financing, and otherwise manage leverage; OPI's ability to comply with the terms of its debt agreements and meet financial covenants; OPI's ability to effectively raise and balance its use of debt and equity capital; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; OPI's ability to increase or maintain occupancy at its properties on terms desirable to OPI and its ability to increase rents when its leases expire or renew; the extent to which changes and trends in office space utilization and needs, including due to remote work arrangements, continue to impact demand for office space at OPI's properties; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; the impact of unfavorable market and commercial real estate industry conditions due to high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets and in commercial real estate markets, generally and in the sectors OPI operates, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization, among other things, on OPI and its tenants; the likelihood that OPI's tenants will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions or government budget constraints; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; the financial strength of OPI's tenants; OPI's ability to sell properties at prices it targets; OPI's tenant and geographic concentration; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; OPI's ability to acquire properties that realize its targeted returns; OPI's credit ratings; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of OPI's manager, RMR, to successfully manage OPI; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta International Hotels Corporation and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "R isk Factors" in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.